Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2014 relating to the combined and consolidated financial statements of Weibo Corporation, which appears in Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-194589) filed on April 14, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

September 30, 2014